Exhibit 99.1 News Release 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandgroup.com

FOR IMMEDIATE RELEASE

Date: May 23, 2005

Contact:          Rick Fox, Inland Communications, Inc.
                        (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

INLAND WESTERN ADDS TWO MILLION SQUARE FEET OF RETAIL TO PORTFOLIO

Purchases 13 properties from Starwood Wasserman

Oak Brook, Ill. - Inland Western Retail Real Estate Trust, Inc. announced today that it has purchased 13 retail properties in five states from Starwood Wasserman, LLC. Inland Western purchased the more than 2 million square feet of space for about $383 million during the last few weeks. The following table lists the properties Inland Western acquired. One of the sales, Shops on Lake Avenue, will close pending lender consent.
	Property name	Location	Date Acquired	Sq.ft.	Price (in millions)
1	Massillon Village Center	Massillon, OH	April 29, 2005	245,993	$18.41
2	Brown's Lane	Middletown, RI	April 29	74,715	$11.4
3	The Commons at Temecula	Temecula, CA	April 29	292,661	$51.5
4	Boulevard Plaza	Pawtucket, RI	April 29	108,897	$17.07
5	Page Field Commons	Ft. Meyers, FL	May 2	322,051	$46.5
6	Edwards Megaplex Theater	Fresno, CA	May 2	94,600	$33.4
7	University Square	University Heights, OH	May 2	287,172	$54.6
8	Cuyahoga Falls Market Center	Cuyahoga Falls, OH	April 29	76,361	$15.06
9	Edwards Megaplex Theater	Ontario, CA	April 29	124,614	$47.2
10	Shops on Lake Avenue	Pasadena, CA	May 20	132,205	$42.9
11	Cross Roads Plaza	North Attleborough, MA	May 18	16,000	$5.88
12	Boston Commons	Springfield, MA	May 18	103,070	$14.7
13	Commons of Royal Palm	Royal Palm Springs, FL	May 18	158,159	$24.7
				2,036,498	$383.22

"With this portfolio Inland Western is getting some wonderful retail properties," said Joe Cosenza, chairman of Inland Real Estate Acquisitions, Inc., who along with Jason Lazarus, also of Inland Real Estate Acquisitions, Inc., negotiated on behalf of Inland Western. "The Wassermans develop high quality centers and are a first-class operation."

These properties were each acquired in separate transactions that were negotiated by Cosenza and Lazarus. David Wasserman negotiated on behalf of Starwood Wasserman. Inland attorney Gary Pechter provided legal counsel for the buyer and Charles Rogers, Jr. of Edwards & Angell, LLP provided legal counsel for the seller.

Starwood Wasserman, LLC was organized by Bernard Wasserman, David D. Wasserman and Richard N. Wasserman, to acquire and develop a diversified portfolio of income-producing properties. The Wasserman organization is one of the premier real estate operating companies in Rhode Island.

Inland Western, which is has been acquiring properties for less than two years, owns and manages more than 25 million square feet of commercial real estate. Inland Western is sponsored by an affiliate of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which comprises independent real estate investment and financial companies doing business nationwide. Collectively The Inland Real Estate Group of Companies is the fifth largest shopping center owner in North America, with more than 95 million square feet under management worth in excess of $10 billion. With more than 30 years of experience specializing in acquisition, auctions, commercial real estate brokerage, investment, property management, land development and mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see Inland Western's Annual Report on Form 10-K for the year ended December 31, 2004 and its other SEC filings. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.